EXHIBIT 10.2

NEW CENTURY FINANCIAL CORPORATION
2004 PERFORMANCE INCENTIVE PLAN
PERFORMANCE-BASED AWARD AGREEMENT

12-Month Period Ending December 31, 2006

THIS PERFORMANCE-BASED AWARD AGREEMENT (this “Agreement”) is dated as of February 2, 2006 (the “Award Date”), by and between NEW CENTURY FINANCIAL CORPORATION, a Maryland corporation (the “Corporation”), and      (the “Participant”).

W I T N E S S E T H

WHEREAS, the Corporation maintains the New Century Financial Corporation 2004 Performance Incentive Plan (the “Plan”);

WHEREAS, the Compensation Committee of the Board, duly appointed and acting as the Plan Administrator, has determined that the Participant is eligible to be granted a Performance-Based Award (as such term is defined in the Plan) under the Plan; and

WHEREAS, the Corporation hereby grants to the Participant, effective as of the date hereof, a Performance-Based Award (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW, THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.	Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.	Grant of Award; Benefit Offset.

(a)	This Agreement evidences the Corporation’s grant to the Participant, subject to the terms and conditions hereof and of the Plan, of the Award with respect to the period January 1, 2006 through December 31, 2006 (the “Performance Period”). Benefits will be paid pursuant to Section 7 only if one or more of the objectives specified by the Administrator in connection with the Award as set forth on Exhibit A hereto is achieved prior to the end of the Performance Period.

(b)	Notwithstanding any other provision of this Agreement, the amount of any benefits payable in respect of the Award (in the form of cash, Restricted Stock or other property) shall be reduced by the amount of any benefits paid or payable (in the form of cash, Restricted Stock or other property) under or in respect of the Performance-Based Award granted under the Plan to the Participant for the six-month period ending June 30, 2006 evidenced by that certain award agreement dated as of February 2, 2006 by and between the Participant and the Corporation.

3.	Performance Criteria. The performance criteria and measures applicable to the Award and related objectives are set forth on Exhibit A hereto.

4.	Restrictions on Transfer. The Award, and any interest therein or amount payable in respect thereof, are generally nontransferable as provided in Section 5.7 of the Plan.

5.	Termination of Employment.

(a)	General. If the Participant ceases to be employed by the Corporation or a Subsidiary for any reason (other than due to the Participant’s death or Retirement or at a time when the Participant is Disabled) at any time during the Performance Period, the Award shall terminate and the Participant shall have no further rights with respect thereto.

(b)	Death, Disability, or Retirement. If the Participant ceases to be employed by the Corporation or a Subsidiary at any time during the Performance Period due to the Participant’s death or Retirement or at a time when the Participant is Disabled, the Participant (or the Participant’s beneficiary or personal representative, as the case may be) shall be entitled to a pro-rata portion, determined in accordance with the next sentence, of the Award. The pro-rata portion shall equal the amount that would have been payable for the full Performance Period of the Award (as determined by the Administrator in its sole discretion) had the Participant not terminated employment, multiplied by a fraction the numerator of which shall equal the number of days in the Performance Period that the Participant was an employee of the Corporation or a Subsidiary and the denominator of which shall equal the number of days in the Performance Period. Notwithstanding Section 7 below, payment shall be made in a cash lump sum as soon as practicable after the Administrator determines the amount payable (if any) under this Section 5(b).

(c)	Termination for Cause. If the Participant is employed on the last day of the applicable Performance Period but his or her employment is terminated by the Corporation or a Subsidiary for Cause prior to the date that any amount payable pursuant to the Award is actually paid to the Participant, the Award and any amount that is then or may become payable in respect of the Award to the Participant shall be forfeited and the Participant shall have no further rights with respect thereto.

(d)	Definitions. For purposes of the Award, “Disability” or “Disabled” means a permanent disability (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator). For purposes of the Award, “Retirement” means a termination of employment by the Participant that occurs upon or after the Participant’s attainment of age 65 and in accordance with the retirement policies of the Corporation (or the Subsidiary that employs the Participant) then in effect. For purposes of the Award, “Cause” means that the Participant: (a) has been repeatedly negligent in the discharge of his or her duties to the Corporation or a Subsidiary or has refused or failed to perform stated or assigned duties (other than by reason of a disability or analogous condition); (b) has been dishonest or committed or engaged in any act of theft, embezzlement, dishonesty or fraud, breach of confidentiality, or unauthorized disclosure or use of inside information, customer lists, associate information, trade secrets or other confidential information; (c) has breached a fiduciary duty, or otherwise violated any duty, law, rule, regulation or policy of the Corporation or a Subsidiary; (d) has misused or misappropriated the assets of the Corporation or a Subsidiary; (e) has been convicted of, or pled guilty or nolo contendere to, any felony or any misdemeanor involving moral turpitude or otherwise causing embarrassment to the Corporation or a Subsidiary; (f) has materially breached any of the provisions of any agreement with the Corporation or a Subsidiary; (g) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Corporation or a Subsidiary; or (h) has improperly induced a vendor or customer to breach or terminate any contract with the Corporation or a Subsidiary or induced a principal for whom the Corporation or a Subsidiary acts as agent to breach or terminate such agency relationship.

6.	Adjustments; Early Termination. The Administrator shall adjust the performance measures, performance goals, relative weights of the measures, and other provisions of this Agreement to the extent (if any) it determines that the adjustment is necessary or advisable to preserve the intended incentives and benefits to reflect (1) any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Corporation, (2) any change in accounting policies or practices, (3) the effects of any special charges to the Corporation’s earnings, or (4) any other similar special circumstances. The Award is subject to termination in connection with a Change in Control Event or certain similar reorganization events as provided in Section 7.4 of the Plan.

7.	Timing and Manner of Payment; Withholding Tax; Deferred Amounts.

(a)	Subject to any changes imposed by or allowed under the provisions of the Plan and further subject to early termination of the Award as contemplated under Sections 5 and 6 of this Agreement, benefits with respect to the Award shall be determined by the Administrator based on the performance goals established by the Administrator for the Performance Period as set forth on Exhibit A hereto. Subject to the applicable share limits set forth in Sections 4.2 and 5.2.3 of the Plan, any Award amount up to 150% of the Participant’s annualized Base Salary will be paid in cash, and any Award amount in excess of 150% of the Participant’s annualized Base Salary will be paid in restricted shares of Common Stock (the “Restricted Stock”). For these purposes, the Participant’s “Base Salary” shall be the annualized aggregate base salary of the Participant from the Corporation and its Subsidiaries as of the Award Date, exclusive of any commissions or other actual or imputed income from any benefits or perquisites provided by the Corporation or a Subsidiary, but prior to any reductions for salary deferred pursuant to any deferred compensation plan or for contributions to a plan qualifying under Section 401(k) of the Code or contributions to a cafeteria plan under Section 125 of the Code.

(b)	The grant of such Restricted Stock pursuant to Section 7(a) shall be evidenced by and subject to the terms and conditions of an award agreement in substantially the form attached hereto as Exhibit B, and the Participant will be required to execute and deliver to the Corporation such award agreement as a condition to the delivery of such Restricted Stock. The number of shares of Restricted Stock to be delivered in respect of such payment shall equal (i) the dollar amount of such payment that is to be paid in the form of Restricted Stock, divided by (ii) the fair market value of a share of Common Stock (as determined under Section 5.6 of the Plan) on the date that such payment would otherwise be made; provided that no fractional shares of Common Stock shall be issued under this Agreement and all fractional share interests shall be disregarded (or, in the Administrator’s sole discretion, be paid in cash).

(c)	Upon any payment pursuant to the Award, the Corporation (or any of its Subsidiaries last employing the Participant) shall have the right to deduct from any amount payable to the Participant (or the Participant’s beneficiary or personal representative, as the case may be) the amount of any federal, state or local taxes required to be withheld with respect to such payment.

(d)	Notwithstanding the foregoing provisions of this Section 7 but subject to compliance with Section 162(m) of the Code, the Administrator may provide the Participant the opportunity to elect to defer the payment of any amount payable with respect to the Award under a nonqualified deferred compensation plan maintained by the Corporation. In the case of any deferred payment of any such amount after the conclusion of the Performance Period, any amount in excess of the amount otherwise payable shall be based on either Moody’s Average Corporate Bond Yield (or such other rate of interest which is deemed to constitute a “reasonable rate of interest” for purposes of Section 162(m)) over the deferral period or the return over the deferral period of one or more predetermined actual investments such that the amount payable at the later date will be based upon actual returns, including any decrease or increase in the value of the investment(s).

8.	No Employment/Service Commitment. Nothing contained in this Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

9.	Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s payroll records. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer employed by the Corporation or a Subsidiary, shall be deemed to have been duly given five (5) business days after the date mailed in accordance with the foregoing provisions of this Section 9.

10.	Plan. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understood the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

11.	Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

12.	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to conflict of law principles thereunder.

13.	Effect of this Agreement. Subject to the Corporation’s right to terminate the Award pursuant to Section 7.4 of the Plan, this Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

14.	Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.	Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

NEW CENTURY FINANCIAL CORPORATION,
a Maryland corporation

By:

Name:

Its:

PARTICIPANT

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Agreement by New Century Financial Corporation, a Maryland corporation, I,      , the spouse of the Participant therein named, do hereby join with my spouse in executing the foregoing Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated: February 2, 2006

Signature of Spouse

Print Name

EXHIBIT A

PERFORMANCE CRITERIA AND MEASURES

Name of Participant:

Date of Award Agreement to which this Exhibit Relates: February 2, 2006

The Participant shall be entitled to receive benefits pursuant to the Award for the Performance Period based on the following ratio and calculated according to the table below:

Before-Tax Net Income for the Performance Period

Total Stockholders’ Equity

Amount of
Ratio	Bonus
If ratio is less than 18%	0

If ratio is at least 18% but less than 28%	1.125% of Before-Tax Net Income for the 12-month Performance Period in excess of 18% of Total Stockholders’ Equity for that Performance Period

If Ratio is at least 28% but less than 38%	1.125% of Before-Tax Net
Income for the 12-month
Performance Period in
excess of 18% but not in
excess of 28% of Total
Stockholders’ Equity for
that Performance Period,
plus 0.75% of Before-Tax
Net Income for the
12-month Performance
Period in excess of 28%
of Total Stockholders’
Equity for that
Performance Period

If Ratio is at least 38%	1.125% of Before-Tax Net
Income for the 12-month
Performance Period in
excess of 18% but not in
excess of 28% of Total
Stockholders’ Equity for
that Performance Period,
plus 0.75% of Before-Tax
Net Income for the
12-month Performance
Period in excess of 28%
but not in excess of 38%
of Total Stockholders’
Equity for that
Performance Period, plus
0.60% of Before-Tax Net
Income for the 12-month
Performance Period in
excess of 38% of Total
Stockholders’ Equity for
that Performance Period

Definitions:

“Before-Tax Net Income” has the meaning given to such term in Appendix A to the Plan. The amount of Before-Tax Net Income for the 6-month Performance Period shall be based on the Corporation’s unaudited financial statements for the six-months ended June 30 of the applicable year. The amount of Before-Tax Net Income for the 12-Month Performance Period shall be determined by the Corporation’s independent certified public accountants based on the audited financial statements for the 12-months ended December 31 of the applicable year.

“Total Stockholders’ Equity” has the meaning given to such term in Appendix A of the Plan.

EXHIBIT B

NEW CENTURY FINANCIAL CORPORATION
2004 PERFORMANCE INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is dated as of [     , 200_] (the “Award Date”) by and between New Century Financial Corporation, a Maryland corporation (the “Corporation”), and [     ] (the “Participant”).

W I T N E S S E T H

WHEREAS, pursuant to the New Century Financial Corporation 2004 Performance Incentive Plan (the “Plan”) and that certain Performance-Based Award Agreement dated as of [     , 2006] by and between the Corporation and the Participant, the Corporation hereby grants to the Participant, effective as of the date hereof, a restricted stock award (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. Grant. Subject to the terms of this Award Agreement, the Corporation hereby grants to the Participant an Award with respect to an aggregate of [     ] restricted shares of Common Stock of the Corporation (the “Restricted Stock”).

3. Vesting. Subject to Section 8 below, the Award shall vest, and restrictions (other than those set forth in Section 8.1 of the Plan) shall lapse, with respect to one-third of the total number of shares of Restricted Stock (subject to adjustment under Section 7.1 of the Plan) on each of the first, second and third anniversaries of the Award Date.

4. Continuance of Employment. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Partial employment or service, even if substantial, during any vesting period will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any of its Subsidiaries, interferes in any way with the right of the Corporation or any of its Subsidiaries at any time to terminate such employment or services, or affects the right of the Corporation or any of its Subsidiaries to increase or decrease the Participant’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

5. Dividend and Voting Rights. After the Award Date, the Participant shall be entitled to cash dividends and voting rights with respect to the shares of Restricted Stock subject to the Award even though such shares are not vested, provided that such rights shall terminate immediately as to any shares of Restricted Stock that are forfeited pursuant to Section 8 below.

6. Restrictions on Transfer. Prior to the time that they have become vested pursuant to Section 3, neither the Restricted Stock, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 9 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to transfers to the Corporation.

7. Stock Certificates.

(a) Book Entry Form. The Corporation shall issue the shares of Restricted Stock subject to the Award either: (a) in certificate form as provided in Section 7(b) below; or (b) in book entry form, registered in the name of the Participant with notations regarding the applicable restrictions on transfer imposed under this Award Agreement.

(b) Certificates to be Held by Corporation; Legend. Any certificates representing shares of Restricted Stock that may be delivered to the Participant by the Corporation prior to vesting shall be redelivered to the Corporation to be held by the Corporation until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and New Century Financial Corporation. A copy of such Agreement is on file in the office of the Secretary of New Century Financial Corporation.”

(c) Delivery of Certificates Upon Vesting. Promptly after the vesting of any shares of Restricted Stock pursuant to Section 3, the Corporation shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form which have vested or deliver to the Participant a certificate or certificates evidencing the number of shares of Restricted Stock which have vested (or, in either case, such lesser number of shares as may be permitted pursuant to Section 8.5 of the Plan). The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or disability, as the case may be) shall deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The shares so delivered shall no longer be restricted shares hereunder.

(d) Stock Power; Power of Attorney. Concurrently with the execution and delivery of this Award Agreement, the Participant shall deliver to the Corporation an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to such shares. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Corporation and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Corporation hereunder) to the Corporation as may be required pursuant to the Plan or this Award Agreement and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.

8. Effect of Termination of Employment or Services. Subject to earlier vesting as provided in Section 7 of the Plan and Section 9 hereof, if the Participant ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the Participant’s shares of Restricted Stock (and related Restricted Property as defined in Section 9 hereof) shall be forfeited to the Corporation to the extent such shares have not become vested pursuant to Section 3 upon the date the Participant’s employment or services terminate (regardless of the reason for such termination, whether with or without cause, voluntarily or involuntarily, or due to death or disability). Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Corporation, without any other action by the Participant (or the Participant’s beneficiary or personal representative in the event of the Participant’s death or disability, as applicable); no consideration shall be paid by the Corporation with respect to such transfer. The Corporation may exercise its powers under Section 7(d) hereof and take any other action necessary or advisable to evidence such transfer. The Participant (or the Participant’s beneficiary or personal representative in the event of the Participant’s death or disability, as applicable) shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Corporation.

9. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Administrator shall make adjustments if appropriate in the number and kind of securities that may become vested under the Award. If any adjustment shall be made under Section 7.1 of the Plan or an event described in Section 7.3 of the Plan shall occur and the shares of Restricted Stock are not fully vested upon such event or prior thereto, the restrictions applicable to such shares of Restricted Stock shall continue in effect with respect to any consideration or other securities (the “Restricted Property” and, for the purposes of this Award Agreement, “Restricted Stock” shall include “Restricted Property”, unless the context otherwise requires) received in respect of such Restricted Stock. Such Restricted Property shall vest at such times and in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such shares of Restricted Stock had remained outstanding. To the extent that the Restricted Property includes any cash (other than regular cash dividends provided for in Section 5 hereof), such cash shall be invested, pursuant to policies established by the Administrator, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Administrator, the earnings on which shall be added to and become a part of the Restricted Property.

10. Tax Withholding. The Corporation (or any of its Subsidiaries last employing the Participant) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the vesting of any Restricted Stock. Alternatively, the Participant or other person in whom the Restricted Stock vests may irrevocably elect, in such manner and at such time or times prior to any applicable tax date as may be permitted or required under Section 8.5 of the Plan and rules established by the Administrator, to have the Corporation withhold and reacquire shares of Restricted Stock at their fair market value at the time of vesting to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such vesting. Any election to have shares so held back and reacquired shall be subject to such rules and procedures, which may include prior approval of the Administrator, as the Administrator may impose, and shall not be available if the Participant makes or has made an election pursuant to Section 83(b) of the Code with respect to such Award.

11. Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five (5) business days after the date mailed in accordance with the foregoing provisions of this Section 11.

12. Plan. The Award and all rights of the Participant under this Award Agreement are subject to all of the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Award Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

13. Entire Agreement. This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14. Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15. Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16. Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to conflict of law principles thereunder.

IN WITNESS WHEREOF, the Corporation has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

NEW CENTURY FINANCIAL CORPORATION,
a Maryland corporation

By:

Print Name:

Its:

PARTICIPANT

Signature

Print Name

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Restricted Stock Award Agreement by New Century Financial Corporation, I,      , the spouse of the Participant therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:      , 200

Signature of Spouse

Print Name